EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-26575, 333-80185 and 333-66729 of 99 Cents Only Stores of our report dated February 03, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers  LLP


Los Angeles, CA
March 28, 2003


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